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                                                                    EXHIBIT 23.4


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Pacific Greystone Corporation and to the incorporation by reference therein of our report dated January 24, 1997, with respect to the consolidated financial statements of Pacific Greystone Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

September ___, 1997
Los Angeles, California